UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 3, 2022 (February 25, 2022)

Date of Report (Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share Preferred Share Purchase Rights	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2022, DURECT Corporation (the "Company") announced that Michael Arenberg will step down from his role as the Company’s Chief Financial Officer, effective March 17, 2022, to pursue another opportunity in an operating role. The Company has initiated a search to identify a new Chief Financial Officer. Matt Hogan, the Company’s former Chief Financial Officer from 2006-2018, who has continued to serve DURECT as a corporate finance advisor since 2018, will support the Company while the Company conducts its search for Mr. Arenberg’s replacement.

Until a permanent replacement for Mr. Arenberg has been named, Jian Li will serve as the Company’s interim Principal Accounting Officer. Ms. Li, age 51, has served as the Company’s Vice President, Finance and Corporate Controller since December 2003. Ms. Li holds a B.A. from Guangdong University of Foreign Studies and an M.B.A. from the University of Hawaii at Manoa. She is also a certified public accountant and a member of the American Institute of Certified Public Accountants.

Jim Brown, President and Chief Executive Officer of the Company, stated, “We thank Mike for his time at the Company and for his service as our Chief Financial Officer for the last three years, and we wish him well going forward in his new operational role.  We are also grateful that Matt Hogan will continue to support the Company during this transition and particular thanks to Jian Li for taking on these additional responsibilities.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: March 3, 2022	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer

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